UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cole Credit Property Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-1676382
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100

Phoenix Arizona 85016

(Address of principal executive offices)(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-187122.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

Cole Credit Property Trust II, Inc., a Maryland corporation (the “Registrant”), previously registered its common stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a Registration Statement on Form 8-A filed with the Securities and Exchange Commission (“SEC”) on May 1, 2006. This Registration Statement on Form 8-A is being filed to register the Registrant’s Common Stock pursuant to Section 12(b) of the Exchange Act in connection with the listing of the Common Stock on the New York Stock Exchange. Immediately prior to the listing of the Common Stock on the New York Stock Exchange, the Registrant will merge with Spirit Realty Capital, Inc., a Maryland corporation, with the Registrant continuing as the surviving entity (the “Combined Corporation”). The Combined Corporation will be named “Spirit Realty Capital, Inc.”

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference herein the description of the Common Stock, to be registered hereunder, set forth under the heading “Description of Capital Stock—General—Common Stock” and the information relating to the Common Stock under the headings “Description of Capital Stock” and “Comparison of Rights of Stockholders of CCPT II and Stockholders of Spirit” included in the Registrant’s joint proxy statement/prospectus dated April 2, 2013, constituting part of the Registration Statement on Form S-4 (File No. 333-187122), filed by the Registrant with the SEC under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 16, 2013

Cole Credit Property Trust II, Inc.

By:	/s/ D. Kirk McAllaster, Jr.

Name:	D. Kirk McAllaster, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer